UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 1998

                 Commission file number 0-19433

                  Technology Solutions Company
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     (Exact name of registrant as specified in its charter)

          Delaware                          36-3584201
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 (State or Other Jurisdiction               (I.R.S. Employer
  of Corporation)                            Identification No.)

205 North Michigan Avenue, Chicago, IL       60601
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(Address of principal executive offices)    (Zip Code)

                         (312) 228-4500
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      (Registrant's telephone number, including area code)


                         Not Applicable
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 (Former name or former address, if changed since last report)



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Item 5.  Other Events.

On September 4, 1998, the Compensation Committee of the Registrant's Board of Directors approved a program to reprice (the "Option Repricing") those stock options of the Registrant issued under the Technology Solutions Company 1996 Stock Incentive Plan (the "Plan") that have an exercise price that is
currently   above   $10.875,  the  closing   price   of   the
Registrant's Common Stock, $.01 par value per share ("Common Stock"), on September 4, 1998 (the "Underwater Options"). A total of 2,775,404 options issued under the Plan and outstanding as of September 4, 1998 qualify as Underwater Options. The Option Repricing will only apply to Underwater Options to the extent the holders thereof elect to include Underwater Options held by them in the Option Repricing.

Under the terms of the Option Repricing, holders of Underwater Options will have a limited period of time in which to elect to participate in the Option Repricing. Underwater Options included in the Option Repricing will be terminated and new options ("Repriced Options") will be issued under the Plan to the holder of the terminated Underwater Options. The number of shares of Common Stock subject to the Repriced Options will be the same as the number of shares currently subject to the Underwater Options included in the Option Repricing, the exercise price of the Repriced Options will be $10.875 (the closing price noted above), the grant date of the Repriced Options will be September 4, 1998, and the vesting schedule and other terms of the Repriced Options will be the standard vesting schedule (based on the new grant date of the Repriced Option) and terms for options issued under the Plan to existing employees of the Registrant.



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                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized on the 4th day of September 1998.

                            TECHNOLOGY SOLUTIONS COMPANY





Date:  September 4, 1998    By:    /s/ MARTIN T. JOHNSON
                                      -------------------------------------
                                      Martin T. Johnson
                                      Chief Financial Officer